EXHIBIT 10.24



                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of the 26th of June, 2002, by and among (i) MDSI Mobile Data Solutions, Inc., a Canadian corporation ("MDSI"); (ii) Richard S. Waidmann ("Waidmann") and Eric Y. Miller ("Miller," and collectively with Waidmann, the "Shareholders"), residents of the State of Missouri; and (iii) Connectria Corporation, a Missouri corporation ("Connectria").

                                    RECITALS

     A. Pursuant to an Agreement and Plan of Reorganization, dated as of May 9, 2000 (the "Reorganization Agreement"), MDSI acquired all of the outstanding voting securities of Connectria by a merger of a subsidiary of MDSI with and into Connectria as the surviving corporation (the "Merger") in a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     B. The Shareholders, who collectively owned 97.6% of the outstanding common stock of Connectria immediately prior to the Merger, received an aggregate of 824,700 shares of common stock of MDSI as the consideration for the Merger (the "MDSI Shares").

     C. MDSI and the Shareholders have reached a mutual understanding concerning the unwinding of MDSI's acquisition of Connectria, through (i) a distribution by MDSI to the Shareholders of one hundred percent (100%) of the outstanding voting securities of Connectria and (ii) the transfer by the Shareholders to MDSI of the MDSI Shares, in a transaction intended to qualify as a tax-deferred transaction pursuant to Section 355 of the Code.

     D. MDSI and the Shareholders have reached additional understandings concerning (a) the terms of a mutual release among the parties, (b) the existing indebtedness of Connectria to MDSI, (c) certain indebtedness of the Shareholders to MDSI, (d) the options for common stock of MDSI held by the Shareholders, and
(e) certain other matters, all as more specifically set forth in this Agreement or in the other agreements having their forms attached as exhibits to this Agreement.

     NOW, THEREFORE, in consideration of these premises, the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     1. Amendment of Connectria's Articles of Incorporation and Bylaws. Within five (5) days after the date of this Agreement, MDSI shall take all appropriate action to cause Article III of the Articles of Incorporation of Connectria to be amended (i) to authorize the issuance of up to one hundred thousand (100,000) shares of preferred stock, par value .01 per share (the "Preferred Stock"), and
(ii) to authorize the Board of Directors of Connectria, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of the shares of each series so established (such amendment, the "Charter Amendment"). In addition, the parties hereto shall cause the bylaws of Connectria to be amended to include a new Article __ containing restrictions on the transferability of shares of stock of Connectria, such Article to be in form and substance mutually satisfactory to the parties hereto.

     2. Establishment of Series of Nonvoting Preferred Stock. Concurrently with or immediately following the proper filing of the Charter Amendment with the office of the Secretary of State of Missouri, MDSI shall cause Connectria to establish, by all appropriate board action, a series of Preferred Stock, with a maximum issue of 50,380 shares, to be known as the "Series A Nonvoting Preferred Stock," and having the preferences and relative rights, and qualifications, limitations and restrictions, set forth in Exhibit A attached to this Agreement (the "Series A Designations").

     3. Capital Contributions and Warrant. Immediately following the proper filing of the Series A Designations with the office of the Secretary of State of Missouri, MDSI shall take all appropriate action to contribute to the capital of Connectria the principal amount of the $2,519,000 indebtedness of Connectria (the "Contributed Debt"). In recognition of such contribution, MDSI shall cause Connectria to issue to MDSI a warrant to purchase up to 50,380 shares of Series A Nonvoting Preferred Stock, such warrant to have the exercise price, rights, expiration date and other terms set forth in Exhibit B attached to this Agreement (the "Warrant"). Concurrently therewith, MDSI shall contribute to the capital of Connectria all of MDSI's right, title and interest in and to its notes receivable from Waidmann (in the principal amount of $150,000) and from Miller (in the principal amount of $100,000), and no additional securities of Connectria shall be issued to MDSI in respect of such contribution.

     4. Working Capital Loan and Services Agreement. Immediately prior to the Closing (as defined in Section 5 below), MDSI shall take the following actions:

          (a) MDSI shall lend to Connectria the sum of Two Hundred Fifty Thousand Dollars ($250,000), which loan (i) shall be evidenced by a promissory note of Connectria having the interest rate, repayment terms and other terms set forth in Exhibit C attached to this Agreement (the "MDSI Note"), and (ii) shall be secured by a security interest in the assets of Connectria which shall be subordinate and junior in right of payment to any present and future indebtedness of Connectria for borrowed money to a financial institution taking a security interest or other lien on substantially all of the assets of Connectria, pursuant to a Subordinated Security Agreement in the form attached as Exhibit D to this Agreement (the "Subordinated Security Agreement").

          (b) MDSI and Connectria shall enter into an agreement for hosting services to be provided by Connectria to MDSI (and providing for the return of certain servers and accounting systems from Connectria to MDSI), having a term of five (5) years and otherwise having the terms set forth in a mutually agreed upon Services Agreement at terms no less favorable than those provided to any other customer of Connectria for such services, and MDSI shall pay to Connectria the sum of $250,000 in prepayment of the services to be provided to MDSI by Connectria during the term of the Services Agreement.

     5. Exchange at Closing. Subject to the terms and conditions set forth in this Agreement, on July 15, 2002 or such other date (no later than July 31, 2002) as the parties shall



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

agree (the "Closing Date"), the following actions shall be taken concurrently by the Shareholders and MDSI, such actions to be effective as of June 30, 2002 (the "Effective Date") (such actions are collectively referred to as the "Closing"):

          (a) Waidmann shall surrender to MDSI for cancellation (i) certificates representing 549,800 shares of common stock of MDSI ("MDSI Common Stock") owned by Waidmann, and (ii) options to purchase 68,725 shares of MDSI Common Stock (of a total of 137,450 options held by him).

          (b) Miller shall surrender to MDSI for cancellation (i) certificates representing 274,900 shares of MDSI Common Stock owned by Miller, and (ii) options to purchase 34,363 shares of MDSI Common Stock (of a total of 68,725 options held by him).

          (c) In exchange for the shares of MDSI Common Stock and options therefor surrendered by Waidmann and Miller, MDSI shall distribute to Waidmann 4,100,000 shares of common stock, par value $0.01 per share, of Connectria ("Connectria Common Stock"), and shall distribute to Miller 2,050,000 shares of Connectria Common Stock.

          (d) Waidmann and Miller shall resign all positions they hold as an officer or director of MDSI.

          (e) The parties hereto shall enter into (i) a Confidentiality and Noncompetition Agreement in substantially the form attached as Exhibit F to this Agreement, pursuant to which Connectria and the Shareholders will agree to refrain from competing with MDSI for a period of two (2) years, and (ii) a Mutual Release in substantially the form attached as Exhibit G to this Agreement.

     6. Representations and Warranties of MDSI. To induce the Shareholders to enter into this Agreement and to exchange their shares of MDSI Common Stock for Connectria Common Stock, MDSI hereby represents and warrants to the Shareholders and Connectria as of the Closing as follows:

          (a) MDSI is a corporation duly organized, validly existing and in good standing under the laws of Canada and has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by MDSI of this Agreement and the other agreements, instruments and documents to be executed by MDSI in connection herewith, and the performance by MDSI of its obligations hereunder and thereunder, have been duly authorized and approved by all requisite action of the Board of Directors of MDSI in accordance with the charter and bylaws of MDSI and applicable law. This Agreement, and the other agreements, instruments and documents to be executed by MDSI in connection herewith constitute and shall constitute the valid and binding obligations of MDSI, enforceable against MDSI in accordance with their respective terms.

          (b) Since the Merger, except for the amendment to the articles of incorporation of Connectria referenced in Section 1 above, no amendment to the articles of incorporation or bylaws of Connectria has been effected or approved by the Board of Directors of MDSI or, to the knowledge of MDSI, by Connectria. To the knowledge of MDSI, MDSI has delivered to the Shareholders all minutes of meetings of the Board of Directors and shareholder of Connectria since the date of the Merger, which minutes, to the knowledge of MDSI, contain an accurate record of all formal actions taken by the Board of Directors and shareholder of Connectria during such period.

          (c) MDSI is the record and beneficial owner of 6,150,000 shares of common stock of Connectria, all of which are owned by MDSI free and clear of all liens, security interests, claims, encumbrances, options, transfer restrictions and other rights of third parties claiming by, through or under MDSI. Since the Merger, to the knowledge of MDSI, except as contemplated by this Agreement, Connectria has not issued or authorized any additional shares of stock of any class of Connectria, or granted to any person any option, warrant, preemptive right, convertible security or other right to purchase any equity security of Connectria, nor has Connectria granted or authorized any "phantom" stock rights or similar participation interests in the profits of Connectria.

          (d) Neither MDSI nor, to the knowledge of MDSI, Connectria is a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which would conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both), by the execution, delivery or performance by MDSI or Connectria of this Agreement or would prevent the carrying out of the transactions contemplated hereby. No waiver or consent of any third person or governmental authority (except for a consent of the Toronto Stock Exchange to be obtained by the Closing) is required for the execution of this Agreement or the consummation of the transactions contemplated hereby by MDSI or, to the knowledge of MDSI, Connectria.

          (e) Attached hereto as Schedule 6(e) are the balance sheet (the "Balance Sheet") of Connectria as of May 31, 2002, and the related statements of income and retained earnings for the period ended May 31, 2002 (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements have been prepared in accordance with the MDSI's regular internal accounting practices, applied on a consistent basis. To the knowledge of MDSI, the Unaudited Financial Statements fairly present in all material respects the financial position and the results of operations and changes in financial position of Connectria for the respective periods indicated and do not omit to state or reflect any material fact concerning Connectria required to be stated or reflected therein or necessary to make the statements therein not misleading.

          (f) There is no suit, claim, action or proceeding now pending against MDSI or, to the knowledge of MDSI, against Connectria, or, to the best knowledge of MDSI, threatened against MDSI or Connectria, nor has MDSI received written notice that such a suit, claim, action or proceeding is threatened, before any court, grand jury, administrative or regulatory body, governmental agency, arbitration or mediation panel or similar body, to which MDSI or Connectria is a party or which may result in any judgment, order, decree, liability, award or other determination which will, or could, have any material adverse effect on Connectria or on the transactions contemplated by this Agreement.

          (g) Except as set forth on Schedule 6(g) attached hereto, neither MDSI nor any subsidiary of MDSI is a party to any agreement with Connectria, or holds any claim, debt or other obligation of Connectria to MDSI or any such subsidiary, or furnishes goods or services to Connectria, or owns or has other rights with respect to assets that are used by Connectria in the conduct of its business.

          (h) Since the Merger, to the knowledge of MDSI, Connectria has not paid or declared any dividends or other distributions in respect of the Connectria Common Stock or entered into any agreement to take any such action.

          (i) Except for this Agreement, neither MDSI nor, to the knowledge of MDSI, Connectria is a party to or bound by any agreement, undertaking or commitment (i) to cause Connectria to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or person or any division thereof, (ii) to sell, lease or exchange all or substantially all of the property and assets of Connectria to any other person, or (iii) respecting any other material transactions involving Connectria or the business or assets of Connectria, not in the ordinary course of business.

          (j) To the knowledge of MDSI, no representation or warranty by MDSI in this Agreement or in any Exhibit, Schedule, certificate or other agreement, instrument or document furnished or to be furnished to the Shareholders pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.

     7. Representations and Warranties of Shareholders. To induce MDSI to enter into this Agreement and to exchange the shares of Connectria Common Stock for MDSI Common Stock, the Shareholders hereby represent and warrant to MDSI as of the Closing as follows:

          (a) This Agreement, and the other agreements, instruments and documents to be executed by the Shareholders in connection herewith constitute and shall constitute the valid and binding obligations of the Shareholders, enforceable against each of them in accordance with their respective terms.

          (b) Waidmann is the record and beneficial owner of 549,800 shares of MDSI Common Stock and options to acquire 137,450 shares of MDSI Common Stock, all of which is owned by Waidmann free and clear of all liens, security interests, claims, encumbrances, options, transfer restrictions and other rights of third parties, other than restrictions imposed by MDSI that will terminate as part of the Closing under this Agreement. Miller is the record and beneficial owner of 274,900 shares of MDSI Common Stock and options to acquire 68,725 shares of MDSI Common Stock, all of which is owned by Miller free and clear of all liens, security interests, claims, encumbrances, options, transfer restrictions and other rights of third parties, other than restrictions imposed by MDSI that will terminate as part of the Closing under this Agreement.

          (c) The Shareholders have advised MDSI of all information acquired prior to the date of this Agreement, and the Shareholders will advise MDSI of all information they obtain prior to Closing, which the Shareholders believe results, or could reasonably be expected to result, in a breach of any representation or warranty of MDSI set forth herein..

          (d) Neither Waidmann nor Miller is a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which would conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both), by the execution, delivery or performance by Waidmann or Miller of this Agreement or would prevent the carrying out of the transactions contemplated hereby. No waiver or consent of any third person or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated hereby by Waidmann or Miller.

          (e) Waidmann and Miller acknowledge that they have been actively managing the business of Connectria since the Merger, and are familiar with the operations of the business of Connectria. Waidmann and Miller are acquiring the Connectria Common Stock for their own accounts, and have no present intention of distributing the Connectria Common Stock in violation of applicable securities laws. In determining whether to proceed with this transaction, Waidmann and Miller are relying solely on their own knowledge of Connectria and its business and on the warranties of MDSI set forth in Section 6 of this Agreement.

          (f)  The Shareholders represent and warrant that they:

               (i) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Connectria Common Stock and are able to bear the economic risk of loss of their entire investment;

               (ii) they have been provided with access to such information concerning Connectria as they have considered necessary or appropriate in connection with their investment decision to acquire the Connectria Common Stock;

               (iii) they understand that the Connectria Common Stock has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States and that the distribution by MDSI of the Connectria Common Stock to the Shareholders is being made in reliance on an exemption from such registration requirements; and

               (iv) they are "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act.

          (g) Since the Merger, except for the amendment to the articles of incorporation of Connectria referenced in Section 1 above, to the knowledge of the Shareholders no amendment to the articles of incorporation or bylaws of Connectria has been effected or approved by the Board of Directors of Connectria. To the knowledge of the Shareholders, the Shareholders have delivered to MDSI all minutes of meetings of the Board of Directors of

Connectria since the date of the Merger, which minutes contain an accurate record of all formal actions taken by the Board of Directors of Connectria during such period.

          (h) Since the Merger, to the knowledge of the Shareholders, except as contemplated by this Agreement, Connectria has not issued or authorized any additional shares of stock of any class of Connectria, or granted to any person any option, warrant, preemptive right, convertible security or other right to purchase any equity security of Connectria, nor has Connectria granted or authorized any "phantom" stock rights or similar participation interests in the profits of Connectria.

          (i) To the knowledge of the Shareholders, Connectria is not a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which would conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both), by the execution, delivery or performance by MDSI or Connectria of this Agreement or would prevent the carrying out of the transactions contemplated hereby. No waiver or consent of any third person or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated hereby by Connectria.

          (j) Except as noted in Schedule 6(g) attached hereto, to the knowledge of the Shareholders, neither the Shareholders nor Connectria is a party to or has entered into any agreement, undertaking or commitment under which (i) MDSI or any of its subsidiaries has or may have any commitment, liability or obligation, contingent or otherwise or (ii) any third party acquired or has the right to acquire any interest in, or any lien claim or encumbrance upon, any property, right, asset or interest of MDSI or any of its subsidiaries.

          (k) To the knowledge of the Shareholders, the general ledger of Connectria as of May 31, 2002 furnished by Connectria to MDSI has been prepared consistent with Connectria's past practice, is in accordance with the books and records of Connectria and does not omit to state or reflect any material item required to be stated or reflected therein or necessary to make such ledger not misleading.

          (l) There is no suit, claim, action or proceeding now pending against Connectria or, to the knowledge of the Shareholders, threatened against or Connectria, nor have Connectria or the Shareholders received written notice that such a suit, claim, action or proceeding is threatened, before any court, grand jury, administrative or regulatory body, governmental agency, arbitration or mediation panel or similar body, to which Connectria is a party or which may result in any judgment, order, decree, liability, award or other determination which will, or could, have any material adverse effect on Connectria or on the transactions contemplated by this Agreement.

          (m) To the knowledge of Shareholders, no representation or warranty by the Shareholders in this Agreement or in any Exhibit, Schedule, certificate or other agreement, instrument or document furnished or to be furnished to MDSI pursuant to this

Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.

     8. MDSI's Conditions to Closing. The obligation of MDSI to proceed with the Closing shall be subject to the fulfillment of the following conditions to the satisfaction of MDSI:

          (a) The representations and warranties of the Shareholders herein contained shall be true and correct in all material respects on the Closing Date as if made on such date, and the Shareholders shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

          (b) Each of the Shareholders shall have delivered all documents required to be delivered by them at Closing, as more specifically set forth in this Agreement, in each case in form and substance consistent with this Agreement or otherwise reasonably satisfactory to MDSI.

          (c) All necessary consents, authorizations and approvals of, and all filings, recordings and registrations with, any governmental authority or regulatory body that are required as a condition to the consummation of the transactions contemplated by this Agreement (including, but not limited to, the approval of the Toronto Stock Exchange) shall have been obtained or made.

          (d) This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of MDSI and Connectria, and the Exchange shall have been approved by the Toronto Stock Exchange.

     9.   Shareholders'   Conditions   to  Closing.   The   obligation   of  the
Shareholders to proceed with the Closing shall be subject to the fulfillment of the following conditions to the satisfaction of the Shareholders:

          (a) The representations and warranties of MDSI herein contained shall be true and correct in all material respects on the Closing Date as if made on such date, and MDSI shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          (b) MDSI shall have delivered all documents required to be delivered by MDSI at Closing, as more specifically set forth in this Agreement, in each case in form and substance consistent with this Agreement or otherwise reasonably satisfactory to Shareholders.

          (c) MDSI shall have delivered to Shareholders final executed copies of all documents executed and delivered in order to complete the transactions described in Sections 1 through 4 of this Agreement, all of which shall be in form and substance consistent with this Agreement or otherwise reasonably satisfactory to Shareholders.

          (d) All necessary consents, authorizations and approvals of, and all filings, recordings and registrations with, any governmental authority or regulatory body that are



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

required as a condition to the consummation of the transactions contemplated by this Agreement shall have been obtained or made.

     10.  Additional Covenants and Acknowledgments of the Parties.

          (a) Between the date of this Agreement and the Closing Date, MDSI and the Shareholders shall cooperate to cause Connectria to operate only in the ordinary course of business consistent with past practice, and each of MDSI and the Shareholders shall continue to provide the same level of services and assistance as has been provided by such parties to Connectria in the period preceding the date of this Agreement. Neither MDSI nor the Shareholders shall take, or cause Connectria to take, any action to distribute any cash dividends or other assets to MDSI or to repay any indebtedness of Connectria to MDSI, or any other action that is inconsistent with the purposes of this Agreement or that could reasonably be expected to have an adverse impact on Connectria or its assets, liabilities, condition (financial or otherwise), business or prospects.

          (b)  Prior  to  Closing,   each  party  shall  use  all   commercially
reasonable efforts to fulfill the conditions to Closing which are reasonably within such party's control.

          (c) Prior to carrying out the actions required in Sections 1 through 4 of this Agreement, MDSI shall furnish to Shareholders for their review and approval copies of any document or instruments to be executed by MDSI or Connectria in connection therewith (to the extent the forms of such documents or instruments are not attached as exhibits to this Agreement), and the Shareholders shall not unreasonably withhold or delay their approval of such documents.

          (d) From and after Closing, the Shareholders shall cause Connectria to use all commercially reasonable efforts to terminate, or to obtain the release of MDSI from, the $1,000,000 in loan guarantees and equipment leases made by MDSI on behalf of Connectria, as identified in Schedule 6(g) attached hereto.

          (e) The parties acknowledge that the transactions occurring at Closing are intended to qualify as a tax-deferred transaction under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties shall not take any position on any tax return or information return that is inconsistent with such position. Notwithstanding the foregoing, however, each party acknowledges that such party is relying on its or his own tax advisors in connection with, and is solely responsible for its or his respective tax consequences arising from, the transactions contemplated by this Agreement, and no party makes any warranty or representation with respect to the tax consequences of such transactions to any party to this Agreement. The parties will continue to take the position on all tax returns and information returns that the Merger was a tax-deferred reorganization under Section 368(a) of the Code.

          (f) Connectria shall withhold all amounts required to be withheld under United States tax withholding laws with respect to (i) the stated five percent (5%) dividend payments on the Series A Nonvoting Preferred Stock, (ii) interest payments under the MDSI Note, and (iii) other payments if (and only to the extent that) changes in applicable tax laws, in published interpretations of any applicable taxing authority or court, or in the United States-Canada Income Tax Treaty subsequent to the date of this Agreement impose a legal obligation on Connectria to withhold. If any amounts are withheld by Connectria on any payment or transaction contemplated by this Agreement, the Warrant or the Series A Nonvoting Preferred Stock (other than amounts permitted to be withheld by Connectria as provided in clauses (i), (ii) and (iii) of the immediately preceding sentence), Connectria shall bear the full burden of such withholding tax, and any such payment to MDSI shall not be reduced for such withholding tax.

          (g) MDSI shall not withhold any amount under Canadian tax withholding laws with respect to the distribution of Connectria Common Stock to Waidmann and Miller in exchange for their shares of and options for MDSI Common Stock pursuant to the transactions contemplated by this Agreement, except only to the extent changes in applicable tax laws and interpretations or in the United States-Canada Income Tax Treaty subsequent to the date of this Agreement impose a legal obligation on MDSI to withhold); and if any amounts are required to be withheld by MDSI on any such distribution or transaction contemplated by this Agreement (other than amounts permitted to be withheld by MDSI under the foregoing exception), MDSI shall bear the full burden of such withholding tax and any such distribution to Waidmann and Miller shall not be reduced for such withholding tax.

          (h) MDSI acknowledges and agrees that (i) the fair value of the Warrant to be received by it pursuant to this Agreement is not less than the fair value of the Contributed Debt, and (ii) the fair value of the Connectria Common Stock to be distributed to the Shareholders pursuant to this Agreement has been valued by MDSI not to exceed Four Million Eight Hundred Thousand Dollars ($4,800,000). No party to this Agreement shall take any position on any tax return or information return that is inconsistent with the immediately preceding sentence. Each party to this Agreement acknowledges and agrees that the consideration paid and to be paid to such party under this Agreement has a fair value reasonably equivalent to the value of the securities and other rights to be surrendered by such party under this Agreement.

          (i) Connectria acknowledges and agrees that the trademark and service mark "eService," the domain "eService.com" and the items of equipment listed on
Schedule 10(i) hereto are the property of MDSI and all items of equipment shall be returned to MDSI upon request and will be maintained in accordance with the Services Agreement.

     11.  Taxes, Returns and Adjustments.

          (a) MDSI, at its expense (to the extent such expense is not reflected in the Closing Financial Statements, as defined below), shall be responsible for causing the preparation, signing and filing of all of Connectria's tax returns for all tax periods ending after the closing date of the Merger and on or before the Effective Date to the extent such tax returns are due prior to the Effective Date (with regard to extensions). Such tax returns shall be prepared consistently with MDSI's and Connectria's historical practices. MDSI shall permit the Shareholders, or their designee, to review and comment on, prior to filing, any such tax return. The preparation and filing of any U.S. federal, state, foreign or local government tax return for Connectria for (i) any tax period ending prior to the Effective Date to the extent such tax return is due after the Effective Date (taking into account any valid extensions), and (ii) any tax period that straddles the Effective Date, shall be the responsibility of Connectria and the Shareholders. Connectria shall not amend or modify, or take any position inconsistent with, such tax returns without the prior written consent of MDSI, which consent may be withheld in its sole discretion.

Connectria and the Shareholders shall fully cooperate with MDSI with respect to the preparation, signing and filing of such Connectria tax returns.

          (b) To the extent accrued and unpaid taxes are not reflected on Connectria's financial statements as of the Effective Date prepared by MDSI in accordance with generally accepted accounting principles in the United States (the "Closing Financial Statements"), MDSI shall be liable for, shall indemnify and hold Connectria and the Shareholders harmless against, and shall make payment of, any foreign, U.S. federal, state and local taxes, including any interest and penalties, payable by Connectria for all tax periods of Connectria or portions thereof ending after the closing date of the Merger and on or before the Effective Date, whether or not such taxes were shown on any tax return of Connectria for such periods, including any tax liability of Connectria resulting from any audit or other adjustment by any taxing authority to any tax returns in respect of such periods. MDSI shall be entitled to any refunds of taxes for any such tax period to the extent such refunds are paid to Connectria. MDSI shall be liable for and shall indemnify Connectria for any interest and penalties imposed by reason of any underpayment of estimated taxes in respect of any tax period of Connectria that straddles the Effective Date to the extent such estimated tax payments were due on or prior to the Effective Date. Connectria will fully cooperate with MDSI, and will provide MDSI with full access to Connectria's books and records, with respect to the preparation of the Closing Financial Statements.

          (c) From and after the Effective Date, the Shareholders, Connectria and MDSI shall give prompt notice to each other of any proposed audit or adjustment by any taxing authority to taxes of Connectria for all tax periods of Connectria that end after the closing date of the Merger and on or before the Effective Date or that straddle the Effective Date. MDSI, at its expense, shall be responsible for, and control, any audits of any returns filed (or required to be filed) by Connectria with respect to any tax period of Connectria that ends after the closing date of the Merger and on or before the Effective Date, provided that Connectria or the Shareholders, at their expense, may participate in any such audit. MDSI shall not settle or compromise any such audit without the prior written consent of the Shareholders, which consent shall not be unreasonably withheld. Connectria, at its expense, shall be responsible for, and control, any audits of any returns (i) for all tax periods of Connectria that straddle the Effective Date and (ii) all tax periods of Connectria beginning after the Effective Date. Connectria shall not settle or compromise any audit for any period referred to in clause (i) of the immediately preceding sentence without the prior written consent of MDSI, which consent shall not be unreasonably withheld.

     12.  Limitation on Transfers of Securities.

          (a) From and after the Closing Date, neither the Warrant, the Series A Nonvoting Preferred Stock receivable upon exercise thereof nor any interest therein (the "Securities") shall be transferable except upon satisfaction of the relevant conditions specified in this Section 11, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933 (the "Securities Act") in respect of the transfer of any of the Securities or any interest therein. MDSI will cause any proposed transferee of the Securities (or of any interest therein) held by it to agree to take and hold such Securities (or any interest therein) subject to the provisions and upon the conditions specified in this Section 12.

          (b) Each certificate for Securities issued to MDSI or to a subsequent transferee shall (unless otherwise permitted by the provisions of this Section
12) include a legend in substantially the following form, in addition to any other legend that may be required by law:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, HYPOTHE-CATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT,
     (ii) RULE 144 OR 144A UNDER SUCH ACT, OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH SALE, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS IN COMPLIANCE WITH THE PROVISIONS OF SUCH ACT.

          (c) Notice of Proposed Transfers. Not less than three business days prior to any proposed transfer of any Securities bearing the restrictive legend set forth in Section 12(b) or any interest therein, the holder thereof shall give written notice to Connectria of such holder's intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer in reasonable detail. Any such proposed transfer which is not made pursuant to a registration statement filed under the Securities Act may be effected only if the MDSI shall have received such notice of transfer accompanied by (i) an opinion of counsel, representation letter or other written evidence reasonably satisfactory to Connectria, addressed to Connectria, to the effect that the proposed transfer of such Securities or such interest therein may be effected without registration of such Securities under the Securities Act. In addition, if the holder of the Securities delivers to Connectria an opinion of counsel reasonably satisfactory to Connectria that subsequent transfers of such Securities will not require registration under the Securities Act, Connectria will promptly after such contemplated transfer deliver new certificates for such Securities that do not bear the legend set forth in Section 12(b) above. If the foregoing conditions entitling the holder to effect a proposed transfer of such Securities without registration have not been satisfied, the holder in each case will not transfer the Securities proposed to be transferred. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate legend set forth in Section 12(b), and each agreement purporting to transfer any interest in any of the Securities shall bear a similar legend.

     13.  Miscellaneous.

          (a) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when such notice is personally delivered, (b) five (5) days after dispatch by certified or registered mail, return receipt requested, (c) two (2) business days after dispatch by a reputable overnight delivery service, or (d) upon transmission by facsimile machine, provided an answerback is received and provided further that notice is confirmed by any other permissible method. Notices shall be addressed to such party at its address hereinafter set forth or such other address as such party may hereafter specify by notice given pursuant to this Section 13(a).

If to MDSI:

                  MDSI Mobile Data Solutions Inc.
                  10271 Shellbridge Way
                  Richmond, British Columbia
                  Canada  V6X 2W8
                  Telephone:  (604) 207-6000
                  Telecopier:  (604) 207-6060
                  Attention:  Erik Dysthe, Chairman & CEO

with a copy to:

                  Dorsey & Whitney LLP
                  U.S. Bank Centre
                  1420 Fifth Avenue  Suite 3400
                  Seattle WA  98101-4010
                  Telephone:  (206) 903-8800
                  Telecopier: (206) 903-8820
                  Attention:  Randal R. Jones

If to Waidmann, Miller or Connectria:

                  Connectria Corporation
                  10845 Olive Boulevard - Suite 300
                  St. Louis, MO 63141
                  Telephone:  (314) 587-7000
                  Telecopier:  (314) 587-7090
                  Attention:  Richard S. Waidmann

with a copy to:

                  Thompson Coburn LLP
                  One Mercantile Center
                  St. Louis, MO 63101-1693
                  Telephone:  (314) 552-6000
                  Telecopier:  (314) 552-7000
                  Attention:  Ronald Haglof


          (b) Amendment. This Agreement may be amended or modified in whole or in part only by a document in writing signed by the party or party against which such amendment is to be enforced.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument. It shall not be necessary that each party's signature appear on all counterparts, and signatures of the parties hereto transmitted by facsimile shall be binding and shall be treated as original signatures for all purposes of enforcing this Agreement.

          (d) Severability. If any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby.

          (e) Publicity. Except as otherwise required by law, regulation, court order, subpoena or other compulsory process, neither MDSI, Connectria nor either Shareholder shall, without the prior written consent of the other parties, issue a press release or other public statement which discloses the terms or existence of this Agreement. Not less than twenty-four (24) hours prior to issuing any press release or other public statement regarding this Agreement or the transactions contemplated hereby, MDSI shall deliver a copy of such press release or statement to the Shareholders.

          (f) Headings. The headings in this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of MDSI, Connectria and the Shareholders.

          (g) Dispute Resolution and Expenses of Enforcement. All disputes arising after the Closing under this Agreement shall be submitted to binding arbitration in Denver, Colorado before a single arbitrator of the American Arbitration Association selected jointly by the disputing parties (or if the parties cannot agree on a single arbitrator, then such dispute shall be submitted to panel of three arbitrators, one designated by each party, and the third appointed by the two so designated). The arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA, except as the parties may agree to modify them. Any arbitration award shall be final and binding on all parties in interest, and judgment on any arbitration award may be recorded in any court of competent jurisdiction. All costs of the arbitration itself shall be divided equally between the disputing parties. The arbitrator or panel shall have the power to designate the party in such arbitration who is not the prevailing party, and such non-prevailing party shall reimburse the prevailing party for all reasonable costs and expenses incurred by such prevailing party (including without limitation reasonable attorneys' fees, but excluding such prevailing party's share of the arbitration costs) in such arbitration or in any negotiations or mediation leading up to such arbitration.

          (h) Binding Effect. This Agreement shall be binding on, inure to the benefit of and be enforceable by and against MDSI and Connectria and their successors and assigns, and each of the Shareholders and their heirs, personal representatives and successors in interest.

          (i) Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and made a part hereof, embodies the entire understanding of the Shareholders, Connectria and MDSI relative to the transactions contemplated hereby and there is no other agreement or understanding in effect among the parties hereto relating to the subject matter of this Agreement, unless executed and delivered in connection herewith on the Closing Date.

          (j) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York .

          (k) Representation. The parties acknowledge that the Shareholders are represented by Thompson Coburn LLP and that MDSI is represented by Dorsey & Whitney LLP with respect to the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                     MDSI MOBILE DATA SOLUTIONS , INC.



                                     By /s/ Erik Dysthe
                                        ---------------------------------------
                                        Authorized Officer


                                     CONNECTRIA CORPORATION



                                     By /s/ Richard S. Waidmann
                                        ---------------------------------------
                                        Authorized Officer


                                     /s/ Richard S. Waidmann
                                     ------------------------------------------
                                     Richard S. Waidmann


                                     /s/ Eric Y. Miller
                                     ------------------------------------------
                                     Eric Y. Miller

                                   EXHIBIT A


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                              AND RELATIVE RIGHTS,
                         QUALIFICATIONS, LIMITATIONS AND
                                  RESTRICTIONS
                                     OF THE
                            SERIES A PREFERRED STOCK
                                       OF
                             CONNECTRIA CORPORATION

                             -----------------------

                   Pursuant to Section 351.180 of The General
              and Business Corporation Law of the State of Missouri

                             -----------------------


     Connectria Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of The General and Business Corporation Law of the State of Missouri (the "GBCL"), certifies as follows:

     FIRST: The Articles of Incorporation of the Corporation, as amended and currently in effect, authorize the issuance of 100,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and further authorize the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of the shares of each series so established.

     SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on June __, 2002, at which a quorum was present and voting throughout, duly adopted the following resolutions fixing and determining the designation and setting forth the designations, powers, preferences and rights, and the qualifications, limitations or restrictions of a certain series of said Preferred Stock, and authorizing the issuance of a new series of Preferred Stock, as follows:

     RESOLVED, that pursuant to Section 351.180 of the GBCL, the Board of Directors hereby designates 50,380 shares of the Preferred Stock of the Corporation as Series A Nonvoting Preferred Stock; and be it

     FURTHER RESOLVED, that the voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions in respect of the Series A Nonvoting Preferred Stock shall be as follows:

     1.   Definitions.   The  capitalized   terms  set  forth  herein  have  the
respective meanings ascribed to them as follows:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b)  "Company" shall mean this corporation.

     (c) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     (d) "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

     (e) "Distribution" shall mean the transfer of cash or property by the Company to one or more of its shareholders without consideration, whether by dividend or otherwise (except a Common Stock Dividend). A Permitted Repurchase (defined below) is not a Distribution.

     (f) "Original Issue Date" for each share of Series A Nonvoting Preferred Stock shall mean the date on which such share is issued by the Company.

     (g) "Permitted Repurchase" shall mean a repurchase by the Company of shares of Common Stock held by employees, directors, independent contractors, or other persons performing services for the Company or a Subsidiary pursuant to stock purchase agreements or stock option exercise agreements, for consideration not exceeding the then fair market value of the repurchased shares as determined in good faith by the board.

     (h) "Preferred Stock" shall mean any series of Preferred Stock of the Company.

     (i) "Redemption Date" shall mean and be the date specified in a Redemption Notice as the effective date of any redemption by the Company pursuant to Section 5 hereof.

     (j) "Redemption Notice" shall mean and be the notice to holders of Series A Nonvoting Preferred Stock of a redemption at the option of the Corporation pursuant to Section 5 hereof.

     (k) "Redemption Price" shall mean the Stated Value of each share of Series A Nonvoting Preferred Stock as of the Redemption Date, together with all dividends declared thereon and unpaid at the Redemption Date for such shares.

     (l) "Series A Nonvoting Preferred Stock" shall mean the Series A Nonvoting Preferred Stock, par value $0.01 per share, of the Company.

     (m) "Stated Value" of the Series A Nonvoting Preferred Stockshall mean (a) $100.00 per share at all times up to and including June 30, 2007, and
          (b) $0.01 per share at all times from and after July 1, 2007.

     (n) "Subsidiary" shall mean any corporation of which at least 80% of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

     2. Dividend Rights. When and as declared by the board of directors of the Company, the Company shall pay to the holders of the Series A Preferred Stock, out of the assets of the Company available for the payment of dividends under the GBCL, preferential dividends at the times and in the amounts provided for in this paragraph 2 and no more. Dividends shall be paid by mailing the Company's good check in the proper amount to each holder of the Series A Preferred Stock to such holder at such holder's address as it appears on the Company's register at least five days prior to the due date of each dividend. Dividends on each share of Series A Preferred Stock shall be calculated at the rate and in the manner prescribed herein from and including the date of issuance of such share to and including the date on which the Stated Value of such share shall have been paid, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends are calculated or become payable or at any other time) profits, surplus or other funds of the Company legally available for the payment of dividends. Dividends shall be calculated cumulatively (but shall not compound) on a daily basis on each share of Series A Preferred Stock at the rate of five (5%) per annum (based on a 365/366-day year) of the Stated Value thereof. Dividends shall be paid on the thirty-first (31st) day of December of each year. To the extent any annual dividend is not paid with respect to a share of Series A Preferred Stock, an amount equal to such dividend shall be added to the Stated Value of such share and shall remain a part thereof until (but only until) such dividends are paid. If at any time the Company shall pay less than the total amount of dividends then calculated on the Series A Preferred Stock, such payment shall be distributed among the holders of the Series A Preferred Stock so that an equal amount shall be paid with respect to each outstanding share.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company's shareholders after payment of or provision for the obligations of the Company to its lenders and other creditors (the "Available Funds and Assets") shall be distributed to the Company's shareholders in the following manner:

          (a) Priority. The holders of Series A Nonvoting Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share of Series A Nonvoting Preferred Stock equal to the Stated Value of each share of Series A Nonvoting Preferred Stock held by such holder (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all declared but unpaid dividends on the shares of Series A Nonvoting Preferred Stock held by such holder, if any. If upon any liquidation, dissolution or winding up of the Company, the Available Funds and Assets shall be insufficient to permit the payment to all holders of the Series A Nonvoting Preferred Stock of their full preferential amount described in this Section 3(a), then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding shares of Series A Nonvoting Preferred Stock pro rata, according to the number of outstanding shares of Series A Nonvoting Preferred Stock then held by each holder thereof.

          (b) Merger or Sale of Assets. Each of the following shall be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in Section 3(a): (i) An acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) pursuant to which the Company's shareholders immediately prior to such transaction or series of related transactions own immediately following such transaction or series of related transactions, less than 50% of the outstanding voting power of the resulting entity, and (ii) the sale of all or substantially all of the assets of the Company. Holders of shares of Series A Nonvoting Preferred Stock shall be given notice of any such transaction set forth in this Section 3(b) not later than the earlier of (A) 10 days prior to the shareholders' meeting called to approve the transaction, and (B) 20 days prior to the closing of such transaction (such notice shall be deemed given upon the earlier of actual receipt thereof or deposit thereof in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company).

          (c) Non-Cash Consideration. If any assets of the Company distributed to shareholders in connection with any liquidation, dissolution or winding up of the Company are other than cash, then the value of such non-cash assets shall be deemed to be their fair market value as determined in good faith by the Board.

     4. Voting Rights. Holders of outstanding shares of Series A Nonvoting Preferred Stock shall not be entitled to vote in the election of directors of the Company or on any other matter coming to the attention of the shareholders of the Company.

     5.   Redemption at Option of Corporation.


          (a) In accordance with this Section 5, the Company at the option of the Board may redeem the whole or any part of the Series A Nonvoting Preferred Stock outstanding at any time or from time to time by paying the Redemption Price in cash, for each share of Series A Nonvoting Stock to be redeemed.

          (b) Not less than thirty (30) days prior to the applicable Redemption Date, a Redemption Notice shall be mailed to each holder of record of the Series A Nonvoting Preferred Stock at their post office address last shown on the stock register of the Company. The Redemption Notice shall:

               (i)  Identify   the  number  of  shares  of  Series  A  Nonvoting
     Preferred Stock which are outstanding and the total number of such shares to be redeemed;

               (ii) Identify the number of such shares to be redeemed from the recipient of the notice;

               (iii) State the Redemption Date and Redemption Price; and

               (iv) State the manner and the place for delivery to the Company of the certificate or certificates representing the shares to be redeemed.

          (c) On or before the Redemption Date, each holder of shares of Seris A Nonvoting Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

          (d) In case of the redemption of only a part of Series A Nonvoting Preferred Stock at any time outstanding, the Company shall select by lot, or in such other manner as the Board may determine, the shares so to be redeemed.

          (e) From and after the Redemption Date (unless the Company shall default in payment of the Redemption Price), all dividends on shares called for redemption shall cease to accrue, such shares shall be deemed no longer outstanding, and all rights of the holders thereof as shareholders of the Company, except the right to receive the Redemption Price, shall terminate.

          (f) The Board shall have full power and authority subject to the limitations and provisions herein contained to prescribe the manner in which and the terms and conditions upon which the Series A Nonvoting Preferred Stock shall be redeemed from time to time.

          (g) Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Nonvoting Preferred Stock shall be deemed given upon the earlier of actual receipt thereof or deposit thereof in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

     6. Mandatory Redemption by Company. The Company shall redeem all of the outstanding shares of Series A Preferred Stock, at the then Stated Value thereof, upon the closing of any transaction or series of related transactions involving an equity investment in Connectria for which the net proceeds to Connectria are $10,000,000 or more (a "Major Equity Financing"). Not less than ten (10) days prior to the closing of any Major Equity Financing, the Company shall give written notice to the holders of the Series A Preferred Stock of the Company's intention to complete the Major Equity Financing. Such notice shall be mailed to each holder of record of the Series A Preferred Stock at its post office address last shown on the stock register of the Company. Each holder of shares of Series A Preferred Stock shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the notice, and thereupon the Stated Value of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. From and after the date on which the Major Equity Financing is completed, all dividends on shares of Series A Preferred Stock shall cease to accrue, such shares shall be deemed no longer outstanding, and all rights of the holders thereof as shareholders of the Company, except the right to receive the Stated Value, shall terminate.

     7.   Restrictions and Limitations.


          (a) The Company shall not, without the approval of MDSI Mobile Data Solutions Inc. and the holders of a majority of the outstanding shares of Series A Preferred Nonvoting Stock:

               (i) alter or change the rights, preferences or privileges of the Series A Nonvoting Preferred Stock;

               (ii) increase or decrease the authorized number of shares of Series A Nonvoting Preferred Stock or increase the number of shares of Preferred Stock, or establish any other series of Preferred Stock;

               (iii) amend  any  provision  of  the   Company's   Articles   of
     Incorporation or Bylaws in any manner that would have a material adverse effect on the holders of Series A Nonvoting Preferred Stock;

               (iv) authorize or issue, or obligate itself to issue, any other equity security, including any debt instrument or other security that is convertible into or exercisable for any equity security, in each case having a preference over, or being on a parity with, the Series A Nonvoting Preferred Stock with respect to dividends and upon liquidation;

               (vi) pay or declare any dividend on any shares of Common Stock (other than a Common Stock Dividend) or Preferred Stock unless the full amount of annual dividends theretofore payable with respect to the Series A Preferred Stock has been paid; or

               (vii) redeem or repurchase any shares of Preferred Stock or Common Stock (other than permitted repurchases pursuant to agreements which give the Company the right to repurchase shares of Common Stock upon the termination of services which shall not exceed an amount greater than $250,000 per year).

     8. No Reissuance of Preferred Stock. No share or shares of Series A Nonvoting Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Preferred Stock which the Company shall be authorized to issue upon being reacquired by the Company.

     IN WITNESS WHEREOF, Connectria Corporation has caused this Certificate to be signed by its President and attested by its Secretary this _____ day of June, 2002.

                                       CONNECTRIA CORPORATION



                                       By:
                                            ------------------------------------
                                                         President


(SEAL)

Attest:


----------------------------------
Secretary

STATE OF MISSOURI       )
                        )
COUNTY OF ST. LOUIS     )


     On this ___ day of June, 2002, before me personally appeared _______________, to me personally known, who, being by me duly sworn, did say that he is the President of Connectria Corporation, a Missouri corporation, and that he signed the foregoing document as President of the corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.




                                        ---------------------------------------
                                        Notary Public

(SEAL)

My Commission Expires:

                                   EXHIBIT B


     NEITHER THIS WARRANT NOR THE SERIES A PREFERRED STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR ANY OF THE UNDERLYING SERIES A PREFERRED STOCK MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



50,380 Shares of Series A Preferred Stock                         Warrant No. 1

                                     WARRANT

            to Purchase 50,380 Shares of Series A Preferred Stock of

                             CONNECTRIA CORPORATION


     THIS CERTIFIES THAT, for value received, MDSI MOBILE DATA SOLUTIONS INC. or registered assigns is entitled, subject to the terms and conditions set forth herein, to purchase from CONNECTRIA CORPORATION, a corporation organized and existing under the laws of the State of Missouri (the "Company"), at any time on or before 5:00 P.M. St. Louis, Missouri time on the Final Exercise Date, Fifty Thousand Three Hundred Eighty (50,380) shares of Series A Preferred Stock of the Company for Fifty Dollars ($50.00) per share in lawful money of the United States of America. The number of shares of Series A Preferred Stock which may be purchased hereunder, and the Purchase Price therefor, are subject to adjustment as hereinafter set forth in Sections 2, 3 and 8.

     Section 1. Definitions. For all purposes of this Warrant the following terms shall have the meanings indicated:

     "Board of Directors" shall mean the board of directors of the Company as constituted from time to time.

     "Company" shall mean CONNECTRIA CORPORATION, a corporation organized and existing under the laws of the State of Missouri, and its successors and assigns.

     "Final Exercise Date" shall mean June 30, 2007.

     "Initial Purchase Price" shall mean the initial Purchase Price per share of Fifty Dollars ($50.00).

     "Purchase Price" initially shall mean the Initial Purchase Price, and thereafter shall be such Initial Purchase Price as adjusted and in effect from time to time thereafter pursuant to the provisions of Section 8 hereof.

     "Repurchase Price" shall mean Two Million Five Hundred Nineteen Thousand Dollars ($2,519,000) if this Warrant has not been fully exercised prior to the repurchase by the Company pursuant to Section 5 of this Warrant; provided that if this Warrant then has been exercised in part, then the Repurchase Price shall be a fraction of such amount, the numerator of which is the number of shares of Series A Preferred Stock then covered by this Warrant, and the denominator of which is the number of shares of Series A Preferred Stock originally covered by this Warrant (in each case after making the appropriate adjustments required by Section 8 of this Warrant).

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the regulations promulgated by the SEC thereunder.

     "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Company, par value $0.01 per share.

     "Transfer" shall include any disposition of this Warrant or Warrant Stock, or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "Warrant" shall mean this Warrant, evidencing the right, subject to fulfillment of the conditions set forth herein, to purchase initially an aggregate of 50,380 shares of Series A Preferred Stock, and all Warrants issued in exchange, transfer or replacement thereof.

     "Warrantholder" shall mean the registered holder or holders of this Warrant and any related Warrant Stock.

     "Warrant Shares" shall mean the shares of Series A Preferred Stock purchased or purchasable by the registered holder(s) of this Warrant upon the exercise thereof pursuant to Section 5.

All terms used in this Warrant which are not defined in Section 1 shall have the respective meanings ascribed thereto elsewhere in this Warrant.

     Section 2. Initial Number of Warrant Shares; Purchase Price. The initial number of shares of Series A Preferred Stock which the Warrantholder shall have the right to purchase is 50,380 shares of Series A Preferred Stock, subject to the conditions in Section 3 and to adjustment pursuant to Section 8 hereof. The Initial Purchase Price for each Warrant Share shall be Fifty Dollars ($50.00), payable only in cash. The Purchase Price for the Warrant Shares shall be subject to adjustment pursuant to Section 7 hereof.

     Section 4. Method of Exercise; Legend.

     (a) Exercise of Warrant. This Warrant is exercisable in whole or in part at any time or from time to time on or after the date hereof, and prior to the Final Exercise Date. In order to exercise this Warrant, the registered holder hereof shall complete the Subscription Form attached hereto, and deliver this Warrant and cash or a bank certified or cashier's check in an amount equal to the then aggregate Purchase Price of the Warrant Shares being purchased, to the Company, at ____________________________, St. Louis, Missouri (or at such other location as the Company may designate by notice in writing to the holder of this Warrant). Upon receipt by the Company of such Subscription Form, this Warrant and Payment, such holder shall be deemed a holder of record of the Series A Preferred Stock specified in said Subscription Form, and the Company shall, as promptly as practicable, and in any event within 10 business days thereafter, execute and deliver to such holder a certificate or certificates evidencing the aggregate number of Series A Preferred Stock specified in said Subscription Form. Each certificate so delivered shall be registered in the name of such holder or, subject to Section 7 below, such other name as shall be designated by such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Section, except that, in case such certificates shall be registered in a name or names other than the name of the registered holder of this Warrant, funds sufficient to pay all transfer taxes which shall be payable upon the execution and delivery of such certificate or certificates shall be paid by the registered holder hereof to the Company at the time of delivering this Warrant to the Company as mentioned above.

     (b) Transfer Restriction Legend. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear a legend substantially similar to the following on the face thereof:

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THESE SHARES, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under an effective registration statement of the securities represented thereby) shall also bear such legend unless in the opinion of counsel specified in Section 6, the securities represented thereby need no longer be subject to the restrictions contained in this Warrant. The provisions of Section 7 shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant.

     (c) Character of Warrant Stock. All Series A Preferred Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable.

     Section 5. Repurchase at Option of Company. In accordance with this Section 5, the Company at its option of the Board may repurchase this Warrant in whole, and not in part, at any time by paying to the Warrantholder the Repurchase Price in cash. Not less than ten (10) days prior to the date on which the Company desires to effect such repurchase, the Company shall mail a written notice of repurchase to the Warrantholder as set forth in Section 12 of this Warrant. On or before the date specified in such written notice, the Warrantholder shall surrender this Warrant to the Company at the address specified in Section 4 of this Warrant, and thereupon the Repurchase Price for this Warrant shall be payable to the Holder hereof. From and after the date specified in the Company's notice of repurchase (unless the Company shall default in payment of the Repurchase Price), all rights of the Holder hereof under this Warrant, except the right to receive the Repurchase Price, shall terminate.

     Section 6. Ownership and Replacement.

     (a) Ownership of this Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Section 6.

     (b) Exchange and Replacement. This Warrant is exchangeable upon the surrender hereof by the registered holder to the Company at its office described in Section 5, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares that may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with Section 6, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.

     Section 7. Transfer of Warrants or Warrant Shares.

     (a) Warrants and Warrant Shares Not Registered. The holder of this Warrant, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares which may be purchased upon exercise of this Warrant are not being registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares are exempt from registration under the Securities Act pursuant to one or more exemptions therefrom, including Section 4(2) thereof, and that the Company's reliance on such exemption is predicated in part on the initial Warrantholder's representations and agreements made to and with the Company in the Securities Purchase Agreement dated on or about the date hereof.

     Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section 7, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of this Warrant or of such Warrant Shares.

     (b) Notice of Intention to Transfer; Opinion of Counsel. The holder of this Warrant, by accepting this Warrant, agrees that prior to any transfer of this Warrant or any transfer of the related Warrant Shares, such holder will (i) give written notice to the Company of its intention to effect such transfer, and (ii) deliver to the Company (A) an opinion of counsel for the Company or an opinion, in form and substance reasonably satisfactory to counsel for the Company, of counsel skilled in securities matters (selected by such holder and reasonably satisfactory to the Company) as to the absence of the necessity of registration under the Securities Act, or (B) an interpretative letter from the Securities and Exchange Commission to the effect that the proposed transfer may be made without registration under the Securities Act, in either case accompanied by evidence that such transfer will also be in compliance with applicable state securities ("blue sky") laws; provided, however, that the foregoing shall not apply with respect to any Warrant or Warrant Shares as to which there is a registration statement in effect under the Securities Act at the time of the proposed transfer.

By accepting this Warrant, the Warrantholder agrees to indemnify the Company and hold it harmless from and against all damages, losses, liabilities (including liability for rescission), costs and expenses which the Company may incur under the Securities Act or otherwise by reason of any misrepresentation by the Warrantholder of facts concerning it or any proposed transfer of the Warrants and/or Warrant Shares with respect to the availability of any exemption from registration under the Securities Act.

     Section 8. Adjustment of Number of Shares and Purchase Price.

     (a) Adjustments for Distributions, Divisions or Consolidation or Combination of Shares. In the event of any increase or decrease in the number of shares of issued Series A Preferred Stock by reason of a distribution, division or consolidation or combination of such Shares at any time or from time to time after the date hereof such that the holders of Series A Preferred Stock shall have had an adjustment made, without payment therefor, in the number of shares of Series A Preferred Stock owned by them or, on or after any record date fixed for the determination of eligible holders, shall have become entitled or required to have had an adjustment made in the number of Series A Preferred Stock owned by them, without payment therefor, there shall be a corresponding adjustment as to the number of shares of Series A Preferred Stock covered by this Warrant (and to the Purchase Price for each Warrant Share under this Warrant) with the result that the Warrantholder's proportionate interest in the shares of Series A Preferred Stock shall be maintained as before the occurrence of such event without change in the aggregate Purchase Price set forth in said Warrant.

     (b) Adjustments for Recapitalization, Reclassification, Reorganization or Other Like Capital Transactions or for Merger and Consolidation. In the event the Company (or any other corporation or other entity the securities of which are receivable at the time upon exercise of the Warrant) shall effect a plan of recapitalization, reclassification, reorganization or other like capital transaction or shall merge or consolidate with or into another entity or convey all or substantially all of its assets to another entity at any time or from time to time on or after the date hereof, then in each such case the Warrantholder upon the exercise of this Warrant at any time after the consummation of such recapitalization, reclassification, reorganization or other like capital transaction or of such merger, consolidation or conveyance shall be entitled to receive (in lieu of the securities or other property to which such holder would have been entitled to receive upon exercise prior to such consummation), the securities or other property to which the Warrantholder would have been entitled to have received upon consummation of the subject transaction if the holder hereof had exercised this Warrant immediately prior to such consummation without adjustment to the aggregate Purchase Price set forth in said Warrant and all subject to further adjustment pursuant to Section 8(a) hereof.

     Section 9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Series A Preferred Stock upon exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Series A Preferred Stock or other securities, properties or rights receivable upon exercise of this Warrant.

     Section 10. Special Agreements of the Company. The Company covenants and agrees that:

     (a) Reservation of Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, a number of shares of Series A Preferred Stock deliverable upon the exercise of this Warrant, and it will have at all times any other rights or privileges sufficient to enable it at any time to fulfill all of its obligations hereunder.

     (b) Avoidance of Certain Actions. The Company will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     (c) Successors. This Warrant shall be binding upon any corporation or other entity succeeding to the Company by merger or consolidation, and the Company will not enter into any such transaction without obtaining the written agreement of any such successor to be bound by the terms of this Warrant as if it were the issuer hereof.

     Section 11. Notifications by the Company. In case at any time:

          (a) the Company shall propose to make any distribution to the holders of Series A Preferred Stock;

          (b) the Company shall make an offer for subscription pro rata to the holders of its Series A Preferred Stock of any additional securities of the Company;

          (c) there shall be any reorganization, merger, consolidation, liquidation, dissolution, sale of assets, equity financing or other transaction which would result in any obligation of the Company to redeem outstanding shares of Series A Preferred Stock, or to make a distribution to holders of Series A Preferred Stock;

then, in any one or more of such cases, the Company shall give written notice to Warrantholder of the date on which (i) the books of the Company shall close, or a record shall be taken for such distribution or subscription rights, or (ii) such reorganization, merger, consolidation, liquidation, dissolution, sale of assets, equity financing or other transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Series A Preferred Stock shall participate in such distribution or subscription rights, or shall be entitled to exchange their Series A Preferred Stock for securities or other property deliverable upon any such reorganization, merger, consolidation, liquidation, dissolution, sale of assets, equity financing or other transaction, as the case may be. Such written notice shall be given not less than 30 days and not more than 90 days prior to the action in question and not less than 30 days and not more than 90 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto and such notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of the shareholders of the Company, if either is required.

     Section 12. Notices. Any notice or other document required or permitted to be given or delivered to Warrantholder shall be delivered at, or sent by certified or registered mail to the Warrantholder at, the most recent address of the Warrantholder shown on the records of the Company, or to such other address as shall have been furnished to the Company in writing by such Warrantholder. Any notice or other document required or permitted to be given or delivered to the Company shall be sent by certified or registered mail to the Company at its address set forth in Section 4 (and notice shall be deemed delivered three (3) business days after deposit in the mail), or such other address as shall have been furnished to the Warrantholder by the Company.

     Section 13. No Voting Rights; Limitation of Liability. This Warrant shall not entitle any Warrantholder to vote on any matter coming to the attention of the Shareholders of the Company or to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase Series A Preferred Stock hereunder, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or any rights of such holder as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 14. Miscellaneous. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Missouri. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

          [The balance of this page has been left blank intentionally]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized representative, and to be dated as of June __, 2002.

                                     CONNECTRIA CORPORATION



                                     By
                                        ---------------------------------------
                                        Authorized Officer



                                     ACCEPTED this ----- day of June, 2002:
                                     MDSI MOBILE DATA SOLUTIONS INC.



                                     By
                                        ---------------------------------------
                                        Authorized Officer

                                   ASSIGNMENT


          To Be Executed by the Registered Holder if It Desires to Transfer the Within Warrant


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


                                         --------------------------------------
                                         (Name)

                                         --------------------------------------
                                         (Address)




the right to purchase shares of Series A Preferred Stock, covered by the within Warrant, as said Shares were constituted at the date of said Warrant, and does hereby irrevocably constitute and appoint Attorney to make such transfer on the books of the Company maintained for the purpose, with full power of substitution.


                                   Signature
                                             ---------------------------------

Dated
      ---------------------

In the presence of





                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                SUBSCRIPTION FORM

          To Be Executed by the Registered Holder if It Desires to Exercise the Within Warrant


          The undersigned hereby exercises the right to purchase shares of Series A Preferred Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $ representing the Purchase Price in effect at this date. Certificates for such Shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

Dated
      ---------------------


                                      Signature
                                                 -------------------------------

                                      Address
                                                 -------------------------------

                                   EXHIBIT C

                                 PROMISSORY NOTE

$250,000.00                                                 June __, 2002
                                                            St. Louis, Missouri


     FOR VALUE RECEIVED, the undersigned, CONNECTRIA CORPORATION, a Missouri corporation ("Maker"), hereby promises to pay to MDSI MOBILE DATA SOLUTIONS INC., a Canadian corporation, or its assigns ("Holder") the principal sum of TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), together with interest thereon, all as hereinafter provided and upon the following agreements, terms and conditions:

     Interest. The outstanding principal amount of this promissory note (this "Note") shall bear interest from time to time, from the date hereof until paid in full, at the rate of 5.0% per annum. All computations of interest shall be made on the basis of a year of 365 (or 366, as the case may be) days for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest is payable. No interest shall be due and payable until the Maturity Date (as defined below).

     Term. This Note, including all unpaid principal and accrued and unpaid interest, shall be due and payable on June __, 2004 (the "Maturity Date").

     Payment. Maker shall pay all principal and interest owing hereunder in full on the Maturity Date. Principal and interest shall be payable in lawful money of the United States of America that shall be the legal tender for public and private debts at the time of payment, and payment shall be made to Holder at such place as Holder may specify in writing from time to time.

     Prepayment. Maker may prepay this Note in full or in part at any time without notice, premium or penalty. All amounts prepaid shall be applied first to the payment of accrued interest and the balance remaining, if any, shall be applied to the reduction of principal.

     Security. This Note is secured by that certain Security Agreement dated June __, 2002 (the "Security Agreement"), made by Maker in favor of Holder covering substantially all of the assets relating to Maker's business (the "Assets"). Reference is hereby made to the Security Agreement for a description of the Assets used as collateral, the nature and extent of the security, and the rights of Holder and the other secured parties thereunder in respect of the security.

     Waivers. Maker hereby waives demand, presentment for payment, protest, notice of protest, notice of nonpayment, notice of dishonor and all other notice, filing of suit and diligence in collecting this Note, and agrees to remain bound for payment of this obligation notwithstanding any extension of time, substitution or release of security or any other indulgence granted to Maker by Holder, without notice thereof to any of them.

     Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Maker. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Maker. Thereupon, a new note for the then outstanding principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed to have been duly given upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as first class mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     Shareholders, Directors and Officers Not Liable. In no event shall any shareholder, officer or director of the Maker be liable for any amounts due or payable pursuant to this Note.

     Amendment. Any term of this Note may be amended or waived only with the written consent of the Maker and the Holder. Any amendment or waiver effected in accordance with this provision shall be binding upon the Maker, the Holder and each transferee of the Note.

     Holder as Owner. The Maker may deem and treat the Holder of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

     Attorneys' Fees. Maker agrees to pay the Holder's reasonable expenses and costs in collecting and enforcing this Note, including reasonable attorneys' fees.

     Applicable Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Washington, including matters of construction, validity and performance.


     NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                    CONNECTRIA CORPORATION


                                    By:
                                            -----------------------------------
                                    Name:
                                            -----------------------------------
                                    Its:
                                            -----------------------------------



ACCEPTED AND AGREED BY HOLDER:


MDSI MOBILE DATA SOLUTIONS INC.


By:
      -----------------------------------
Name:
      -----------------------------------
Its:
      -----------------------------------

                                    EXHIBIT D


                               SECURITY AGREEMENT

From: Connectria Corporation, a Missouri corporation ("Debtor"), whose chief executive office is located at 10845 Olive Boulevard, Suite 300, Creve Coeur, Missouri, 63141.

To:      MDSI Mobile Data Solutions Inc., a Canadian corporation (the "Secured
         Party").

(A)  Grant of Security Interest.

     In consideration of financial accommodations given or continued, Debtor grants to the Secured Party a security interest in the properties, tangible or intangible, described in the Property Schedule attached hereto as Exhibit A (the "Collateral") to secure payment and performance of all Debtor's obligations to the Secured Party, whether currently existing or arising after the date hereof, including, without limitation, the Debtor's obligations pursuant to the $250,000 Promissory Note dated June __, 2002, made by Debtor in favor of the Secured Party (collectively, the "Indebtedness"). Unless otherwise defined herein, words used in this agreement shall have the meanings given them in the Uniform Commercial Code. An "Obligor" shall mean any person other than or in addition to Debtor who now or hereafter is indebted or obligated on sums or other obligations secured hereby, including, without limitation, any guarantor.

(B) Debtor's Representations and Agreements. Debtor warrants, represents and agrees:

     1. Debtor will immediately pay: (a) any Indebtedness when due, with interest at the rate or rates provided for by any instrument or document ("Loan Document") evidencing the Indebtedness or from which the Indebtedness arises and
(b) the Secured Party's reasonable costs of collecting the Indebtedness and realizing on Collateral, including attorneys fees and expenses (whether or not proceedings are instituted, and including costs relating to bankruptcy or insolvency proceedings), with interest from date of demand at the maximum rate provided for by any Loan Document to which the Secured Party is a party.

     2. Debtor owns all Collateral absolutely and no other person has or claims any interest in any Collateral, except for such interests of other persons that exist as of the date of this agreement or that arise in the ordinary course of business. Debtor will defend any proceeding that may affect the Secured Party's security interest in any Collateral, and will indemnify the Secured Party for all costs and expenses of the Secured Party's defense. Notwithstanding the foregoing, in connection with any financing arrangement entered into (and any indebtedness incurred by Debtor thereunder, including future advances made) after the date hereof with a financial institution, Debtor may grant to such financial institution a security interest or other lien on any or all of Debtor's assets to secure such financing arrangement.

     3. Debtor will give the Secured Party 30 days' prior written notice of any change in Debtor's name, the location of any tangible Collateral or the Debtor's jurisdiction of organization.

     4. Debtor will pay when due all existing or future charges, liens or encumbrances on and all taxes and assessments now or hereafter levied or imposed on or affecting the Collateral.

     5. Debtor agrees that from time to time, at the expense of Debtor, Debtor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder with respect to any Collateral. Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Debtor where permitted by law. A carbon, photographic or other reproduction of this agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Debtor will provide the Secured Party such information regarding the nature, extent, condition and location of the Collateral as the Secured Party may request from time to time.

     6. The Secured Party is irrevocably appointed Debtor's attorney-in-fact to do any act which Debtor is obligated hereby to do and fails to do within ten
(10) days after demand therefor, and to execute and file in Debtor's name any financing statements and amendments or other filings, notices and documents thereto required to protect or perfect the Secured Party's security interest hereunder, all to protect and preserve the Collateral and the Secured Party's rights hereunder. While an Event of Default has occurred and is continuing, the Secured Party may: (a) endorse, collect and receive delivery or payment of instruments and documents constituting Collateral; (b) make extension agreements with respect to or affecting Collateral, exchange it for other Collateral, release persons liable thereon or take security for the payment thereof, and compromise disputes in connection therewith; (c) use or operate Collateral for the purpose of preserving Collateral or its value and for preserving or liquidating Collateral;
(d) demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof; and (e) settle, compromise, compound, prosecute or defend an action or proceeding with respect thereto.

     7. The Debtor waives (a) any right to require the Secured Party to proceed against any Obligor before the Debtor, or to pursue any other remedy; (b) presentment, protest and notice of protest; (c) any right to direct the application proceeds of the Secured Party's realization on any Collateral to particular Indebtedness; and (d) any right of subrogation to the Secured Party until Indebtedness shall have been paid or performed in full.

(C)  Defaults and Remedies; Non-waiver.

     1. Each of the following shall constitute an "Event of Default:" (a) Debtor's failure to pay any sum secured hereby when the same is due; (b) failure to perform or comply with any agreement, condition or provision in this agreement or any Loan Document within 30 days after written notice from the Secured Party indicating that a failure to perform will constitute an "Event of Default" hereunder; (c) any warranty contained in this agreement shall prove to have been materially inaccurate when made; or (d) the filing of any petition under bankruptcy or similar debtors' relief laws by the Debtor or any Obligor, the passage of 60 days after the filing of any such petition by another against the Debtor or any Obligor without the relevant proceeding being discharged or stayed, or any assignment for the benefit of creditors or appointment of a receiver involving substantially all of the Debtor's assets.

     2. During the continuance of an Event of Default, the Secured Party may, by notice to the Debtor, declare that they are realizing upon the Collateral hereunder. Upon such notice, so long as an Event of Default is continuing: (a) the Secured Party may declare all or any part of the Indebtedness owed to the Secured Party to be immediately due and (b) the Secured Party shall have all rights provided by this agreement or provided by law, including the Uniform Commercial Code, and may sell Collateral in one or more sales, and such rights shall be exercised as determined by the Secured Party. (The preceding sentence shall not limit the rights and remedies of the Secured Party pursuant to the Loan Documents with respect to its Indebtedness.) Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Secured Party in the following order of priorities: (i) first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith; (ii) second, to the payment of all indebtedness of any other secured parties with respect to security interests (A) granted prior to the effective date of this Security Agreement for indebtedness incurred prior to the effective date of this Security Agreement, or (B) granted pursuant to Section (B)2 of this Security Agreement, until all such indebtedness of such parties have been paid in full; (iii) third, to the payment of all Indebtedness to the Secured Party or its respective successors and assigns, until all Indebtedness of the Secured Party shall have been paid in full; (v) fourth, to the payment of amounts required by law; and (iv) finally, to payment to the Debtor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. At the Secured Party's option, any such sale may be conducted in any locality where the Secured Party has an office. The Secured Party may purchase at such sale. The Secured Party may require Debtor to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to both parties. The Secured Party's acceptance of partial or delinquent payments or failure of the Secured Party to exercise any right or remedy at any time shall not waive any obligation of any Debtor or Obligor, or any right or remedy of the Secured Party, or modify this agreement, or waive any other similar default.

(D)  Expenses.

     In the event that the Debtor fails to comply with the provisions of the Loan Documents or this Security Agreement, such that the validity, perfection or rank of any security interest is thereby diminished or put at risk, the Secured Party (i) may deliver written notice of such non-compliance to the Debtor requesting that it cure such non-compliance, and (ii) if within ten business days after delivery of such notice the Debtor has failed to cure such non-compliance, the Secured Party may, but shall not be required to, effect such compliance on behalf of the Debtor, and the Debtor shall reimburse the Secured Party for the reasonable costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may reasonably be requested by the Secured Party from time to time, or in respect of the sale or other disposition thereof, shall be borne and paid by the Debtor; and if the Debtor fails to promptly pay any portion thereof when due, the Secured Party may, at their option, but shall not be required to, pay the same and charge the Debtor's account therefor, and the Debtor agrees to reimburse the Secured Party therefor on demand. All reasonable sums so paid or incurred by the Secured Party for any of the foregoing and any and all other sums for which the Debtor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Secured Party in enforcing or protecting the security interests or any of their rights or remedies under this Security Agreement, shall, together with interest thereon for each day from the date demanded until paid at the rate of 8% per annum, be obligations secured by this Security Agreement.

(E)  Subordination.

     Secured Party hereby agrees that in connection with Debtor's entering into any credit facility or finance arrangement with a financial institution for purposes of obtaining working capital and other general corporate financing, Secured Party shall execute and deliver to such financial institution a subordination agreement subordinating in favor of such financial institution its rights to payment of any indebtedness owed by Debtor to Secured Party and all security interests which Debtor has then granted to Secured Party. Secured Party further agrees to execute and deliver to such financial institution such other documents as such financial institution may reasonably request in order to implement such subordination agreement.

(F)  General Provisions.

     1. On transfer of all or any part of the Indebtedness, as permitted by the Loan Document, Secured Party may transfer all or any part of the Security Interest securing such Indebtedness. This agreement benefits the Secured Party's successors and assigns and binds Debtor's successors and assigns. Time is of the essence. This agreement and supplementary schedules hereto contain the entire security agreement between the Secured Party and Debtor. Debtor will execute any additional agreements, assignments or documents which the Secured Party reasonably may reasonably request to effectuate this agreement or perfect any rights or interests of Secured Party hereunder. This agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

     2. Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith; provided, however, nothing in this Section shall be deemed to prejudice any rights of the Debtor against such warehouseman, carrier, forwarding agency, consignee or other agent or bailee.

     3. Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Debtor and the Secured Party.

     4. All notices, approvals, requests, demands and other communications shall be given in accordance with the Loan Documents.

     5. Upon the repayment in full of the Indebtedness, this Security Agreement shall terminate and all rights to the Collateral shall revert to the Debtor.

     6. Captions, titles and section and paragraph divisions and arrangements in this agreement and in any instruments and documents heretofore or hereafter made or executed are for convenience and for reference only, and shall not affect the meaning, interpretation or construction thereof. Whenever the context so requires, any gender shall include all other genders, and the singular number shall include the plural.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


Dated this __ day of June, 2002

                                    CONNECTRIA CORPORATION


                                    By:
                                            -----------------------------------
                                    Name:
                                            -----------------------------------
                                    Its:
                                            -----------------------------------

                                    EXHIBIT A

                                PROPERTY SCHEDULE


Description of Collateral:

     All Debtor's right, title and interest in and to the following:

     (a) All inventory now owned or hereafter at any time acquired by Debtor which is held for sale or lease, or is furnished or to be furnished under contracts of service, or is held as raw materials, work in process, or materials used or consumed or to be used or consumed in Debtor's business, and all manufacturing and processing rights, patents, patent rights, licenses, trademarks, trade names, domain names, royalties and copyrights in connection therewith to the extent that such rights may be assigned to the Secured Party including without limiting the generality of the foregoing, all documents of title now existing or hereafter at any time acquired by Debtor and covering goods of any type or kind hereinabove described;

     (b) All accounts (rights to payment for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of sold or leased, or for services rendered or for services rendered or to be rendered, or for a secondary obligation incurred or to be incurred) of Debtor now existing or hereafter at any time acquired;

     (c) All general intangibles, including without limitation payment intangibles and other rights of Debtor to the payment of money no matter how evidenced, rights to tax refunds, and all chattel paper, investment property, documents, letters of credit and letter of credit rights, instruments and other writings evidencing such right now existing or hereafter at any time, and all commercial tort claims, and all contracts (rights to payment under a contract for the sale or lease of goods or the furnishing of services, which rights have not been earned by performance) and contract rights of Debtor now existing or hereafter at any time arising;

     (d) All equipment, and all accessions thereto;

     (e) All now existing and hereafter acquired books and records relating to the foregoing collateral and all equipment containing such books and records; and

     (f) All proceeds of the foregoing collateral (including, without limitation proceeds which constitute property of the types described in clauses (a) through
(e) above), and including proceeds of insurance, products thereof and any property which Debtor may receive on account thereof . "Proceeds" includes whatever is acquired upon the sale, lease, licenses, exchange or other disposition of collateral or proceeds, whether such disposition is voluntary or involuntary, whatever is collected on, or distributed on account of, collateral, rights arising out of collateral, claims arising out of the loss, nonconformity or interference with the use of, defects or infringements of rights in, or damage to, collateral and insurance payable (whether or not the Secured Party is the loss payee thereof) by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the collateral or otherwise with respect to any of the foregoing.

                                   EXHIBIT F


                            NONCOMPETITION AGREEMENT


     This Noncompetition Agreement (this "Agreement"), is entered into as of this ____ day of June, 2002 among Richard S. Waidmann ("Mr. Waidmann"), Eric Y. Miller ("Mr. Miller"), Connectria Corporation, a Missouri corporation, its affiliates, successors and assigns ("Connectria"), and MDSI Mobile Data Solutions Inc., a Canadian corporation, its affiliates, successors, and assigns ("MDSI"). Mr. Waidmann and Mr. Miller are sometimes collectively referred to as the "Executives." Mr. Waidmann, Mr. Miller, and Connectria are sometimes referred to collectively as the "Covenantors."

                                 R E C I T A L S

     A. Pursuant to an Agreement and Plan of Reorganization, dated as of May 9, 2000 (the "Reorganization Agreement"), MDSI acquired all of the outstanding voting securities of Connectria by a merger of a subsidiary of MDSI with and into Connectria as the surviving corporation (the "Merger"), and the Executives, who collectively owned 97.6% of the outstanding common stock of Connectria immediately prior to the Merger, received an aggregate of 824,700 shares of common stock of MDSI as the consideration for the Merger (the "MDSI Shares").

     B. Since the closing of the Merger, the Executives have served as employees and executive officers of MDSI and Mr. Waidmann has served a director of MDSI. In such capacities, the Executives have had access to and gained knowledge of certain confidential information of MDSI and specialized knowledge of its business.

     C. MDSI and the Executives have reached a mutual understanding concerning the unwinding of MDSI's acquisition of Connectria, as set forth in the Exchange Agreement among MDSI, Connectria and the Executives dated as of June __, 2002 (the "Exchange Agreement"), to which this Agreement is attached as Exhibit F. The execution and delivery of this Agreement by the parties hereto is a condition to the closing of the transactions described in the Exchange Agreement and the receipt by the Executives and Connectria of the consideration provided for therein.

     NOW, THEREFORE, in consideration of the foregoing mutual premises and the following representations, warranties, covenants and agreements set forth herein and in the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Covenantors and MDSI, intending to be legally bound hereby, agree as follows:

                                A G R E E M E N T

     1. ACKNOWLEDGEMENTS. The parties represent, warrant, acknowledge, and agree that:

          a. Business. MDSI's business consists of, among other things, the business described in MDSI's filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Business");

          b. Specialized Knowledge. As a result of the Covenantors' active participation in MDSI and the Business, they have specialized knowledge of the Business, including, but not limited to, the market in which MDSI operates, the method by which MDSI earns revenue, key personnel of MDSI, key customer contacts and prospects, and other Confidential Information (defined below) ("Specialized Knowledge");

          c. Irreparable Harm. MDSI would be irreparably harmed and impaired if the Covenantors were to engage, directly or indirectly, in any Competitive Services (defined below) or disclose any Specialized Knowledge in violation of this Agreement.

          d. Reasonable Covenants. The Covenantors have been fully advised by counsel in connection with the negotiation, preparation, execution and delivery of this Agreement, the Exchange Agreement, and the transactions contemplated by those agreements. The Covenantors agree that MDSI would not engage in any of the transactions contemplated by the Exchange Agreement and this Agreement without the benefit of each of the restrictive covenants and agreements contained herein. Accordingly, the Covenantors agree to be bound by the noncompetition agreement and the other restrictive covenants and agreements contained in this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the noncompetition agreement and the other restrictive covenants and agreements contained herein shall be valid and enforceable in all respects.

     2.   RESTRICTIVE COVENANTS.

          a.   Confidential Information.

               (i) MDSI Information. The Covenantors agree to hold in strictest confidence and not to use or disclose to any person, firm, corporation or other entity, any Confidential Information of MDSI. If at any time the Covenantors become involved in a legal proceeding that may result in disclosure of any Confidential Information, the Covenantors will promptly notify MDSI of such proceeding prior to disclosing any Confidential Information, and will fully cooperate with MDSI in whatever actions it deems are necessary to protect the Confidential Information.

               (ii) Third Party Information. The Covenantors recognize that MDSI has received confidential information from third parties subject to a duty on MDSI's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Covenantors agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation.

          b. Non-Competition. The Covenantors agree that until the second anniversary of the Closing Date, as defined in the Exchange Agreement (the "Closing Date"), the Covenantors will not as individuals, proprietors, partners, stockholders, officers, employees, directors, consultants, joint venturers, investors, lenders, or in any other capacity whatsoever, engage anywhere in the world in any Competitive Services (defined below); provided, however, the Covenantors may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange or automated quotation system if none of the Covenantors are a controlling person of, or a member of a group which controls such entity, and the Covenantors are not collectively, directly or indirectly, the beneficial owners of one percent (1.0%) or more of any class of securities of such entity (as determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, provided, however, that in the case of rights to acquire securities, a Covenantor shall be deemed to be the beneficial owner of such securities without regard to whether the rights are exercisable within the sixty (60) day period referred to in Rule 13d-3(d)(1)(i)).

          c.   Solicitation of Employees, Consultants and Other Parties.

               (i) Customers and Suppliers. The Covenantors agree that until the second anniversary of the Closing Date, the Covenantors shall not directly or indirectly solicit, influence, induce, recruit or encourage (collectively, to "Solicit") or attempt to Solicit any licensor, licensee, customer or supplier of the MDSI or its products, which the Covenantors or any employee, consultant or agent of Connectria had contact with while employed by or affiliated with MDSI, or that are known to any such persons, in order to divert his, her or its business away from MDSI or otherwise terminate his, her or its relationship with MDSI.

               (ii) Employees. The Covenantors acknowledge and agree that they possess confidential information about employees of MDSI relating to their education, experience, skills, abilities, compensation and benefits, and their interpersonal relationships with customers or suppliers of MDSI. The Covenantors acknowledge and agree that the information they possess about MDSI employees is not generally known, is of substantial value to MDSI in developing its business and in securing and retaining customers, and was acquired by the Covenantors because of their business position with MDSI. Accordingly, the Covenantors agree that until the second anniversary of the Closing Date, they will not, directly or indirectly, Solicit any employee or consultant of MDSI for the purpose of (i) being employed by Connectria or by any person or entity engaged in the Business, or (ii) interfering with or terminating his or her employment relationship with MDSI for any purpose or no purpose; and that the Covenantors will not convey any such confidential information or trade secrets about other employees of MDSI to any other person or entity.

          d. Returning MDSI Documents. The Covenantors represent and warrant that, except as otherwise provided in the Exchange Agreement or an Exhibit or Schedule thereto, they have delivered or will deliver to MDSI (and will not keep, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other tangible media or property, or reproductions of any aforementioned items developed or otherwise acquired by Covenantors for MDSI while employed by or affiliated with MDSI, or otherwise belonging to MDSI.

     3. RIGHTS AND REMEDIES UPON BREACH BY THE EXECUTIVES OR THE MDSI. If the Covenantors breach or threaten to commit a breach of any of the provisions of this Agreement MDSI shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to MDSI:

          a. Specific Performance. The right and remedy to have each and every one of the covenants in this Agreement specifically enforced and the right and remedy to obtain injunctive relief, including a temporary restraining order and a preliminary or temporary injunction, it being agreed that any breach or threatened breach of any of the noncompetition or other restrictive covenants and agreements contained herein would cause irreparable injury to MDSI and that money damages would not provide an adequate remedy at law to MDSI.

          b. Accounting. The right and remedy to require the Covenantors to account for and pay over to MDSI all compensation, profits, monies, accruals, increments or other benefits derived or received by the Covenantors or any Connected Entity (defined below) that result from any transaction or activity constituting a breach of this Agreement.

          c. Severability of Covenants. The Covenantors acknowledge and agree that the noncompetition and other restrictive covenants and agreements contained herein are reasonable and valid in geographic and temporal scope and in all other respects, and do not impose limitations greater than that are necessary to protect the goodwill, Confidential Information, and other business interests of MDSI. If, however, any court subsequently determines that any of such covenants or agreements, or any part thereof, is invalid or unenforceable, the remainder of such covenants and agreements shall not thereby be affected and shall be given full effect without regard to the invalid portions.

          d. Blue-Penciling. If any court of competent jurisdiction determines that any of the noncompetition and other restrictive covenants and agreements, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

          e. Enforceability in All Jurisdictions. The parties hereto intend to and hereby confer jurisdiction to enforce each and every one of the covenants and agreements contained herein upon the courts of any jurisdiction within the geographic scope of such covenants and agreements. If the courts of any one or more of such jurisdictions hold any such covenant or agreement unenforceable by reason of the breadth or such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect MDSI's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of such covenants and agreements, as to breaches of such covenants and agreements in such other respective jurisdictions, such covenants and agreements as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants and agreements.

     4. DEFINITIONS. For the purposes of this Agreement, the following terms will have the following meanings:

          a. Competitive Services. "Competitive Services" means the design, development, production, support, market or sale of products or services competitive with any kind or type of products or services (including actual or demonstrably anticipated research or development of MDSI) on which the Covenantors or any employee, consultant or agent of

Connectria worked or about which any of such persons learned Confidential Information during the Covenantors' employment by or affiliation with MDSI; but "Competitive Services" excludes any business activity that is, or at any time in the last two years has been, engaged in by Connectria.

          b. Confidential Information. "Confidential Information" means any MDSI confidential or proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of MDSI whom Covenantors became acquainted with during their affiliation with MDSI), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to the Covenantors, acquired by Covenantors, or created by Covenantors, either directly or indirectly, whether in writing, orally, by drawings, or by observation of parts or equipment or otherwise, during the period of the Covenantors' affiliation with MDSI. The Covenantors understand and agree that "Confidential Information" includes, but is not limited to, information pertaining to any aspect of MDSI's (or its suppliers' or customers') business, financial or technical affairs which derived economic value from not being generally known. The Covenantors further understand and agree that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of the Covenantors or of others who were under confidentiality obligations as to the item or items involved.

          c. Connected Entity. "Connected Entity" means: any natural person, corporation, partnership, limited liability company or other entity, or any representative of such person or entity, in which any Covenantor has any material financial or ownership interest.

     5.   NOTICES.

     All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when such notice is personally delivered,
(b) five (5) days after dispatch by certified or registered mail, return receipt requested, (c) two (2) business days after dispatch by a reputable overnight delivery service, or (d) upon transmission by facsimile machine, provided an answerback is received and provided further that notice is confirmed by any other permissible method. Notices shall be addressed to such party at its address hereinafter set forth or such other address as such party may hereafter specify by notice given pursuant to this section:

If to MDSI:

                  MDSI Mobile Data Solutions Inc.
                  10271 Shellbridge Way
                  Richmond, British Columbia
                  Canada  V6X 2W8
                  Telephone:  (604) 207-6000
                  Telecopier:  (604) 207-6060
                  Attention:  Erik Dysthe, Chairman & CEO
with a copy to:

                  Dorsey & Whitney LLP
                  U.S. Bank Centre
                  1420 Fifth Avenue  Suite 3400
                  Seattle WA  98101-4010
                  Telephone:  (206) 903-8800
                  Telecopier: (206) 903-8820
                  Attention:  Randal R. Jones

If to the Covenantors:

                  Connectria Corporation
                  10845 Olive Boulevard - Suite 300
                  St. Louis, MO 63141
                  Telephone:  (314) 587-7000
                  Telecopier:  (314) 587-7090
                  Attention:  Richard S. Waidmann

with a copy to:

                  Thompson Coburn LLP
                  One Mercantile Center
                  St. Louis, MO 63101-1693
                  Telephone:  (314) 552-6000
                  Telecopier:  (314) 552-7000
                  Attention:  Ronald Haglof

     6.   GENERAL PROVISIONS.

          a. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Missouri, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          b. Entire Agreement/Modification. This Agreement, the Exchange Agreement, and all documents incorporated by reference herein, represent the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument in writing signed by the party or parties against which such amendment or modification is to be enforced.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                       MDSI MOBILE DATA SOLUTIONS INC.


                                       ---------------------------------------
                                       By:
                                       Name:


                                       ---------------------------------------
                                       Richard S. Waidmann


                                       ---------------------------------------
                                       Eric Y. Miller




                                       CONNECTRIA CORPORATION


                                       ---------------------------------------
                                       By:
                                       Name:

                                   EXHIBIT G


                                 MUTUAL RELEASE

     THIS MUTUAL RELEASE (the "Release") is made and entered into as of the ___ day of _____, 2002, by and among MDSI Mobile Data Solutions, Inc., a Canadian corporation ("MDSI"), Connectria Corporation, a Missouri corporation ("Connectria"), and Richard S. Waidmann ("Waidmann") and Eric Y. Miller ("Miller"), residents of Missouri. Waidmann and Miller sometimes are referred to collectively as the "Shareholders."

                                    RECITALS

     A. The parties hereto entered into an Agreement and Plan of Reorganization, dated as of April 1, 2000 (the "Merger Agreement"), pursuant to which MDSI acquired by subsidiary merger all of the outstanding stock of Connectria.

     B. The parties hereto have entered into an Exchange Agreement, dated as of June __, 2002 (the "Exchange Agreement"), pursuant to which, among other things, the Shareholders have agreed to surrender all of their common stock, and certain options to purchase common stock, of MDSI in exchange for a distribution by MDSI to the Shareholders of all of the outstanding stock of Connectria.

     C. The execution and delivery of this Release is a condition precedent to closing the transaction contemplated by the Exchange Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

     1. Release by Shareholders. Subject to paragraph 4 of this Release, each of Waidmann and Miller, for himself and his heirs, personal representatives, successors and assigns, does hereby release and forever discharge MDSI, each Affiliate of MDSI and their respective shareholders, officers, directors, employees and agents (and their respective heirs, executors, administrators, successors and assigns, as the case may be) (hereinafter collectively referred to as the "MDSI Released Parties") of and from all manner of actions, causes of action, suits, debts, sums of money, accounts, covenants, controversies, agreements, promises, guarantees, obligations, damages, judgments, claims and demands, whatsoever, in law or in equity, which Waidmann or Miller now has, or ever had, or which Waidmann or Miller may be entitled to assert, against the MDSI Released Parties, or any of them, which arise out of or are in any way related to the Merger Agreement and the other agreements and instruments executed in connection therewith, including but not limited to the agreements and instruments listed on Schedule 1 attached hereto (the "Terminated Agreements"), or to the employment of Waidmann and Miller by MDSI or any Affiliate, or to any other transaction between any of the MDSI Parties, on the one hand, and Waidmann or Miller, on the other hand. The term "Affiliate" means any person controlling, controlled by or under common control with MDSI (but such term excludes Connectria). Without limiting the generality of the foregoing, such release includes the release of claims for any breach of Waidmann's or Miller's Employment Agreement or any implied or other express employment contract, claims for unlawful discharge, claims alleging a violation of the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss.621, et seq., the Missouri Human Rights Act, the Conscientious Employee Protection Act or similar statutes, or claims pursuant to any other federal, state or local law regarding discrimination based on race, age, sex, religion, marital status, disability, national origin, or other protected categories, claims for alleged violation of any other local, state, or federal law, regulations, ordinance or public policy having any bearing whatsoever on the terms or conditions of Waidmann's or Miller's employment with MDSI or any Affiliate of MDSI, and claims pursuant to common law.

     2. Release by Connectria. Subject to paragraph 4 of this Release, Connectria, for itself and its successors and assigns, does hereby release and forever discharge each of the MDSI Released Parties of and from all manner of actions, causes of action, suits, debts, sums of money, accounts, covenants, controversies, agreements, promises, guarantees, obligations, damages, judgments, claims and demands, whatsoever, in law or in equity, which Connectria now has, or ever had, or which Connectria may be entitled to assert, against the MDSI Released Parties, or any of them, which arise out of or are in any way related to the Merger Agreement and the other agreements and instruments executed in connection therewith, including but not limited to the Terminated Agreements, or to any other transaction between MDSI and Connectria.

     3. Release by MDSI. Subject to paragraph 4 of this Release, MDSI, for itself, each of its Affiliates and their respective successors and assigns, does hereby release and forever discharge each Shareholder and Connectria and its officers, directors, employees and agents (and their respective heirs, executors, administrators, successors and assigns, as the case may be) (hereinafter collectively referred to as the "Connectria Released Parties") of and from all manner of actions, causes of action, suits, debts, sums of money, accounts, covenants, controversies, agreements, promises, guarantees, obligations, damages, judgments, claims and demands, whatsoever, in law or in equity, which MDSI or any Affiliate now has, or ever had, or which MDSI or any Affiliate may be entitled to assert, against the Connectria Released Parties, or any of them, which arise out of or are in any way related to the Merger Agreement and the other agreements and instruments executed in connection therewith, including but not limited to the Terminated Agreements, or to any other transaction between MDSI or any Affiliate thereof, on the one hand, and Connectria or either Shareholder, on the other hand.

     4. Certain Rights and Claims Not Released. Notwithstanding the releases contained in paragraphs 1 through 3 of this Release, the following rights, claims and obligations of the parties are not relinquished or released by this
Release:

          (a) Any right or obligation of any of the parties hereto under the Exchange Agreement and any agreement or instrument executed pursuant to or in contemplation of the Exchange Agreement;

          (b) Any right of either Shareholder (i) to be paid his regular compensation for services rendered to MDSI or any Affiliate through the date of the closing under the Exchange Agreement, (ii) to receive vested benefits under any employee benefit plan of MDSI or any Affiliate thereof in which the Shareholder and/or his eligible dependents are participants or beneficiaries, (iii) to exercise any right or privilege under any option to purchase common stock of MDSI which is not being surrendered to MDSI pursuant to the Exchange Agreement, and (iv) to be indemnified for his actions as an officer or director of MDSI or any subsidiary thereof, to the same extent as any other present or former officer or director of MDSI or any subsidiary thereof; and

          (c) Any right or privilege of MDSI under the Warrant to purchase 50,380 shares of Series A Preferred Stock of Connectria, which was issued by Connectria to MDSI in exchange for certain indebtedness of Connectria to MDSI.

     5. Cross-Indemnification. Each of the Shareholders and Connectria agrees that, if any person claiming through such party initiates any legal proceeding against any of the MDSI Released Parties to enforce any of the claims released by this Release, then such Shareholder or Connectria (as applicable) shall indemnify and hold harmless the MDSI Released Parties from any and all such claims, and all reasonable legal fees and costs incurred in defending any such claims asserted after the execution hereof. MDSI agrees that, if any person claiming through MDSI or any Affiliate thereof initiates any legal proceeding to enforce any of the claims released by this Release, then MDSI shall indemnify and hold harmless the Connectria Released Parties from any and all such claims, and all reasonable legal fees and costs incurred in defending any such claims asserted after the execution hereof.

     6. Warranty of Ownership. The parties each warrant and represent that they are the owners and holders of the claims released by this Release, and that no claims released hereby have been sold, assigned or otherwise transferred to any third persons.

     7. Miscellaneous. This Release shall bind MDSI, each Affiliate thereof and Connectria and their respective successors and assigns, and the Shareholders and their respective heirs, personal representatives, successors and assigns. This Release shall inure to the benefit of the MDSI Released Parties, the Connectria Released Parties and their respective heirs, personal representatives, successors and assigns. This Release may be executed in counterparts, with signatures transmitted by facsimile to be original signatures for all purposes, each counterpart shall be an original document and all counterparts taken together shall be a single agreement.

     8. Governing Law. This Release shall be governed by, and interpreted and enforced in accordance with, the internal laws of the State of Missouri.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed on the day and year first above written.


                                    MDSI MOBILE DATA SOLUTIONS INC.

                                    By:
                                            -----------------------------------
                                    Name:
                                            -----------------------------------
                                    Its:
                                            -----------------------------------


                                    CONNECTRIA CORPORATION

                                    By:
                                            -----------------------------------
                                    Name:
                                            -----------------------------------
                                    Its:
                                            -----------------------------------


                                    -------------------------------------------
                                    Richard S. Waidmann


                                    -------------------------------------------
                                    Eric Y. Miller






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